EXHIBIT 10.9.2

                                 PROMISSORY NOTE

        THIS ISSUANCE OF THIS NOTE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE. THIS NOTE MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR QUALIFICATION UNDER SAID ACT OR ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM.

$269,563.25                                                   December 30, 1996
-----------                                                   -----------------

        EDWARD T. STORY, a resident of the State of Texas ("Maker"), For Value Received, promises and agrees to pay to the order of SOCO International Operations, Inc. ("Payee"), at Snyder Oil Corporation, 777 Main Street, Suite 2500, Fort Worth, Texas, 76012, Attention: General Counsel, or at such other address as to which Payee (or any subsequent holder of this Note) shall notify Maker in writing, in lawful money of the United States of America, the principal sum of Two Hundred Sixty-Nine Thousand Five Hundred Sixty-Three and 25/100 Dollars ($269,563.25), on or before April 10, 1998 (the "Scheduled Maturity Date"), payable together with interest on the unpaid balance thereof as provided below.

          1. Interest. Interest shall accrue from and after the date hereof on the principal balance hereof from time to time remaining unpaid at One Percent (1%) per calendar month. Interest shall be payable on or before the Scheduled Maturity Date.

          2. Prepayments. Principal and interest on this Note may be prepaid at any time without premium or penalty.

          3. Acceleration upon Events of Default. Payee, or any subsequent holder of this Note, may declare all unpaid amounts of principal and interest hereunder immediately due and payable by giving Maker notice of acceleration after the occurrence of an Event of Default (as hereinafter defined). An "Event of Default" shall occur (i) upon the failure by Maker to pay any amounts due under this Note as and when they become due and payable, but only if such failure continues for a period of five days after written notice thereof is dispatched by Payee to Maker, (ii) upon the filing of a petition, consent to relief or the entry of a decree or order by a court having jurisdiction in the premises for relief in respect of Maker under Title 11 of the United States
Code, as now constituted or hereafter amended or (iii) upon the breach or violation by Maker of any representation, warranty, covenant or provision of that certain Formation and Capitalization Agreement by and among Snyder Oil Corporation, SOCO International, Inc., SOCO International Holdings, Inc., Payee and Edward T. Story, dated as of December 30, 1996, but only if such breach or violation continues for a period of 15 days after written notice thereof is dispatched by Payee to Maker.

          4. Attorney's Fees. If an Event of Default shall occur and this Note is placed in the hands of an attorney for collection, or suit is filed hereon, or bankruptcy proceedings are commenced by or against Maker, or probate, receivership or other judicial proceedings for the establishment or collection of any amount called for hereunder are commenced, or any amount payable or to be payable hereunder is collected through any such proceedings, Maker agrees to pay to the owner and holder of this Note a reasonable amount as attorney's or collection fees.

          5. Waivers. Maker, and all persons liable or who become liable for all or any part of this Note, expressly waive demand and presentment for payment, notice of nonpayment, protest, demand,

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notice of protest,  notice of dishonor,  dishonor,  bringing of suit,  notice of extension and diligence in taking any action to collect amounts called for hereunder and in the handling of securities at any time existing in connection herewith; and are liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property at any and all times had or existing as security for any amount called for hereunder.

          6. No Release. The granting to Maker of an extension or extensions of time for the payment of any sum or sums due under this Note or any other agreement by the Maker with the Payee or any subsequent holder of this Note, or the exercise of or failure to exercise any right or power under this Note, or any agreement by the Maker with the Payee or any subsequent holder of this Note, shall not in any way release or affect the liability of Maker, any guarantor hereof, or any other party obligated to pay the indebtedness evidenced by this Note.

          7. Severability. If any provision of this Note or the application thereof to any party or circumstance is held invalid or unenforceable, the remainder of this Note and the application of such provision to other parties or circumstances shall not be affected thereby, the provisions of this Note being severable in any such instance.

          8. Successors. This Note shall be binding upon and shall inure to the benefit of Maker and Payee and their respective successors and assigns.

          9. Governing Law. The terms of this Note shall be governed by, and interpreted in accordance with the provisions of, the laws of the State of Delaware including without limitation, all matters of construction, validity, performance and enforcement and without giving effect to the principles of conflict of laws.

                                                  /s/Edward T. Story
                                             ---------------------------------
                                                 EDWARD T. STORY, JR.


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